As filed with the Securities and Exchange Commission on August 23, 2010

Registration No. 333-72888

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ODYSSEY HEALTHCARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	44-1723043
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

717 N. Harwood, Suite 1500

Dallas, Texas 75201

(206) 816-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ODYSSEY HEALTHCARE, INC. STOCK OPTION PLAN

ODYSSEY HEALTHCARE, INC. 2001 EQUITY-BASED COMPENSATION PLAN

ODYSSEY HEALTHCARE, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

John N. Camperlengo, Esq.

Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Odyssey HealthCare, Inc.

c/o Gentiva Health Services, Inc.

3350 Riverwood Parkway, Suite 1400

Atlanta, Georgia 30339

(770) 951-6450

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ira N. Rosner, Esq.

Greenberg Traurig, P.A.

1221 Brickell Avenue

Miami, Florida 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1, filed by Odyssey HealthCare, Inc., a Delaware corporation (“Odyssey”), deregisters all unsold securities registered for issuance under the Registration Statement on Form S-8, File No. 333-72888, which was filed with the Securities and Exchange Commission on November 7, 2001 (the “Registration Statement”).

On August 17, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 23, 2010, by and among Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”), GTO Acquisition Corp., a wholly-owned subsidiary of Gentiva (“Merger Sub”), and Odyssey, Merger Sub merged with and into Odyssey, with Odyssey continuing as the surviving corporation and a wholly-owned subsidiary of Gentiva (the “Merger”). In connection with the Merger, Odyssey terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with an undertaking made by Odyssey in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, Odyssey hereby removes from registration all securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2010.

ODYSSEY HEALTHCARE, INC.

By:	/s/ JOHN N. CAMPERLENGO
John N. Camperlengo Senior Vice President, General Counsel Chief Compliance Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints John N. Camperlengo his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ TONY STRANGE Tony Strange	Chief Executive Officer, President and Director (Principal Executive Officer)	August 23, 2010

/S/ ERIC R. SLUSSER Eric R. Slusser	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	August 23, 2010

/S/ JOHN N. CAMPERLENGO John N. Camperlengo	Senior Vice President, General Counsel, Chief Compliance Officer, Secretary and Director	August 23, 2010